Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of TEL-Applied Holdings B.V., a Dutch private corporation with limited liability (the “Company”), for the period ending March 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Tetsuro Higashi, Principal Executive Officer and Financial and Accounting Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods indicated.

Date: June 25, 2014

/s/ Tetsuro Higashi
Tetsuro Higashi
Managing Director
(Principal Executive Officer and Financial and Accounting Officer)